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                                                                      Exhibit 21





                                  Subsidiaries

                                  Jurisdiction
Name                              of incorporation           Status
----                              ----------------          -------

US Subsidiaries:
---------------

BioPro Corp.                          Delaware               Dormant

BioAegean Corp.                       Delaware               Dormant

Core BioTech Corp.                    Delaware               Dormant


Foreign Subsidiaries:
--------------------

Hemispherx Biopharma Europe N.V./S.A. Belgium                Inactive

Hemispherx Biopharma Europe S.A.     (Luxembourg)            Dissolved